                [DONALDSON, LUFKIN & JENRETTE, INC. LETTERHEAD]

                                 June 22, 1998


DONALDSON, LUFKIN & JENRETTE            FIRST CHICAGO CAPITAL MARKETS
SECURITIES CORPORATION                  INC.
277 Park Avenue                         One First National Plaza
New York,New York 10172                 Mail Suite 0595
                                        Chicago, Illinois 60670
BANCAMERICA ROBERTSON
STEPHENS                                NATIONSBANC MONTGOMERY
40 East 52nd Street, 6th Floor          SECURITIES LLC
New York, New York 10022                NC1-007-07-01
                                        100 North Tryon Street
CHASE SECURITIES INC.                   Charlotte, North Carolina 28255
270 Park Avenue
New York, New York 10017                PARIBAS
                                        10 Harewood Avenue
CITICORP SECURITIES, INC.               London NW1 6AA
399 Park Avenue, 7th Floor              England
New York, New York 10043
                                        SOCIETE GENERALE SECURITIES
CREDIT LYONNAIS SECURITIES (USA)        CORPORATION
INC.                                    1221 Avenue of the Americas, 6th Floor
1301 6th Avenue, 17th Floor             New York, New York 10020
New York, New York 10019
                                        UBS SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.           299 Park Avenue, 26th Floor
31 West 52nd Street, 3rd Floor          New York, New York 10171
New York, New York 10019


Ladies and Gentlemen:

         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), has entered into a Distribution Agreement dated September 3, 1997 (the "Distribution Agreement"), with you in respect to the issue and sale from time to time by the Company of its Medium-Term Notes due from nine months or more from date of issue (the "Notes") at an aggregate initial offering price of up to $500,000,000. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $650,000,000. The Company proposes to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued.


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         Accordingly, this will confirm the Company's agreement with you that the first paragraph of the Distribution Agreement is hereby amended and restated as provided in Attachment A attached hereto. All references to the Notes in the Distribution Agreement shall hereinafter refer to the $650,000,000 aggregate principal amount of the Notes.

         Except as provided in the preceding paragraph, the terms and conditions of the Distribution Agreement shall remain in full force and effect.

         This letter may be signed on counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one counterpart hereof, whereupon this letter and your acceptance shall represent a binding Agreement among you and the Company.


                                         Very truly yours,


                                         DONALDSON, LUFKIN & JENRETTE, INC.


                                         By: /s/ Charles J. Hendrickson
                                            ------------------------------
                                            Name:   Charles J. Hendrickson
                                            Title:  Senior Vice President
                                                      and Treasurer

The foregoing agreement is
hereby confirmed and accepted
as of the date first above
written:

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION



By: /s/ Roger J. Thomson
   -----------------------------
    Name:   Roger J. Thomson
    Title:  Senior Vice President



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BANCAMERICA ROBERTSON STEPHENS

By: /s/  John Mulry
   -------------------------------------
    Name:  John Mulry
    Title: Managing Director


PARIBAS

By: /s/ Janet Strickland
   -------------------------------------
    Name:  Janet Strickland
    Title: Authorized Signatory


CHASE SECURITIES INC.

By: /s/  Robert L. Taylor
   -------------------------------------
    Name:  Robert L. Taylor
    Title: Managing Director


CITICORP SECURITIES, INC.

By: /s/  J. Darrell Thomas
   -------------------------------------
    Name:  J. Darrell Thomas
    Title: Managing Director


CREDIT LYONNAIS SECURITIES (USA) INC.

By: /s/  David C. Travis
   -------------------------------------
    Name:  David C. Travis
    Title: Director


DEUTSCHE BANK SECURITIES INC.

By: /s/ Gregory B. Williams                By: /s/ Kelly Creel
   -------------------------------------      ---------------------------------
    Name:  Gregory B. Williams                 Name:  Kelly Creel
    Title: Managing Director                   Title: Assistant Vice President




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FIRST CHICAGO CAPITAL MARKETS INC.

By: /s/ Kimberly A. Hunter
   -------------------------------------
    Name:  Kimberly A. Hunter
    Title: Managing Director


NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/  Lynn T. McConnell
   -------------------------------------
    Name:  Lynn T. McConnell
    Title: Managing Director


SOCIETE GENERALE SECURITIES CORPORATION

By: /s/  John L. Kelly
   -------------------------------------
    Name:  John L. Kelly
    Title: Managing Director


UBS SECURITIES LLC

By: /s/  Barry Widelitz
   -------------------------------------
    Name:  Barry Widelitz
    Title: Vice President


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                                  Attachment A

         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of its Medium-Term Notes due from nine months or more from date of issue (the "Notes") at an aggregate initial offering price of up to $650,000,000 (or the equivalent thereof in one or more foreign currencies or currency units), as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Company after the date hereof, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below to the extent that the aggregate initial offering price of such other debt securities exceeds $350,000,000, and agrees with each of you (individually, an "Agent," and collectively, the "Agents," which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Notes will be issued under an indenture dated as of September 3, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank as Trustee (the "Trustee"). The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.